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                                                                      EXHIBIT 21


LIST OF WHOLLY OWNED SUBSIDIARIES
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IVEA TECHNOLOGIES, INC

RAINBOW TECHNOLOGIES NORTH AMERICA, INC

SPECTRIA, INC

MYKOTRONX, INC

RAINBOW TECHNOLOGIES, SA

RAINBOW TECHNOLOGIES, GMBH

RAINBOW TECHNOLOGIES, Ltd

RAINBOW TECHNOLOGIES BV

RAINBOW TECHNOLOGIES RUSSIA Ltd

RAINBOW TECHNOLOGIES PTY Ltd